EXHIBIT 10.16

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                                                               Greeley, Colorado
                                                                  Loan # 9051266

                         AMENDMENT # 2 TO LOAN AGREEMENT

            THIS AMENDMENT # 2 TO LOAN AGREEMENT (this "Amendment") is made as of this 18 day of October, 2012 by SYNERGY RESOURCES CORPORATION, a Colorado company (the "Borrower"), having an office at 20203 Highway 60, Platteville, Colorado, 80651-8802, and, COMMUNITY BANKS OF COLORADO, a division of NBH Bank, N.A. (the "Lender"), as successor in interest to BANK OF CHOICE, a division of BANK MIDWEST, N.A. ("BOC"), having an office at 3780 W. 10th Street, Greeley, Colorado, 80634.

                             W I T N E S S E T H

            WHEREAS, reference is made to (a) the Loan Agreement dated as of November 30, 2011 (as amended by that certain Amendment #1 to Loan Agreement dated as of April 23, 2012, the "Current Loan Agreement", and as amended by this Amendment and as may be otherwise amended, supplemented or modified and in effect from time to time, the "Loan Agreement") among the Borrower, and the Lender; (b) the Secured Promissory Note dated as of November 30, 2011 (as amended by that certain Amendment and Allonge to Secured Promissory Note dated as of April 23, 2012, the "Current Note", and as amended by that certain Second Amendment and Allonge to Secured Promissory Note dated as of the date hereof, and as may be otherwise amended, supplemented or modified and in effect from time to time, the "Note") among the Borrower and the Lender and (c) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of November 30, 2011 and recorded December 1, 2011 at Reception #3809198 of the Weld County, Colorado Clerk and Recorder records, and at Reception #03187188 of the Boulder County, Colorado Clerk and Recorder records (as amended by that certain Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of April 23, 2012 and recorded April 23, 2012 at Reception #3840877 of the Weld County, Colorado Clerk and Recorder records, and at Reception #03218361 of the Boulder County, Colorado Clerk and Recorder records, the "Current Deed of Trust", and as amended by that certain Second Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof, the "Deed of Trust"); and

            WHEREAS, the Lender and the Borrower have agreed to amend the Current Loan Agreement to provide for, among other things, an increase in the Commitment Limit to an aggregate amount up to, but not to exceed $30,000,000 for the period commencing on the date hereof, and ending November 30, 2014, as set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Current Loan Agreement shall be hereby amended and modified as follows:

            Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Loan Agreement, as amended by this Amendment, or if not defined therein, in the Deed of Trust. Each reference in the Loan Agreement to "this Loan Agreement" or "this


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Agreement" shall be deemed to be a reference to the Loan Agreement, as amended by this Amendment.

            Section 2. Modification. The Current Loan Agreement is hereby amended as follows:

(a) The definition of "Commitment Limit" shall be amended and restated to read as follows: "$30,000,000, as adjusted pursuant to the terms of Section 2.7,
Section 2.9 and Section 2.12 of this Agreement";

(b) A new definition of "Elected Rate" shall be added as follows:

      "Elected Rate" shall mean, for any resulting tranche of borrowing, a rate equal to either (a) the Selected LIBOR plus 2.50% for all principal balance outstanding up to and including 35% of the Commitment Limit, (b) the Selected LIBOR plus 2.75% for all principal balance outstanding above 35% of the Commitment Limit and up to and including 70% of the Commitment Limit; (c) the Selected LIBOR plus 3% for all principal balance outstanding above 70% of the Commitment Limit; or (d) the Prime Rate. For all amounts outstanding prior to the Amendment #2 to Loan Agreement dated on or about October 18, 2012, the Elected Rate shall be the Prime Rate.

(c) The definition of "Interest Rate" shall be amended and restated to read as follows:

       "Interest Rate" means, for any amounts outstanding, the greater of (i) two and three-quarters percent (2.75%) and (ii) the Elected Rate, but in each case not in excess of the Highest Lawful Rate.

(d) A new definition of "Selected LIBOR" shall be added as follows:

      "Selected LIBOR" means, either (a) the 30-day London Interbank Offered Rate, (b) the 60-day London Interbank Offered Rate or (c) the 90-day London Interbank Offered Rate as selected by the Borrower in an Interest Election Request delivered to the Lender.

(e) A new definition of the "Threshold Borrowing Base Fee" shall be added as follows:

      "Threshold Borrowing Base Fee" means, with respect to any increase in the Commitment Limit, an amount equal to 0.25% of such increase in the Commitment Limit over the then-existing Commitment Limit.

(f) A new definition of the "Borrowing Base Redetermination Fee" shall be added as follows:


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      "Borrowing Base Redetermination Fee" means the positive difference, if any, of $10,000 less any Threshold Borrowing Base Fee due as a result of an increase in the Commitment Limit resulting from a Redetermination Request delivered to the Lender by the Borrower pursuant to the terms of
      Section 2.12.

(g) All references to the "Note" shall mean the Note, as amended by that certain Second Amendment and Allonge to Secured Promissory Note dated as of the date hereof;

(h) All references to "$20,000,000" in Section 2.7 of the Current Loan Agreement shall be deleted and replaced with "$30,000,000".

(i) Section 2.10 shall be amended and restated in its entirety to read as follows:

      "2.10 Unused Availability Fee. In addition to interest and all other amounts due and payable pursuant to the terms of this Agreement and the Note, Borrower agrees to pay to Lender an unused facility fee on the unused portion of the Commitment Limit (the "unused portion" being the amount by which the Commitment Limit exceeds the outstanding principal balance of the Note) from the Effective Date through the Maturity Date, at the rate of (a) 0.25% per annum for any amount of such excess up to and including 70% of the then effective Commitment Limit or (b) 0.375% per annum for such amounts in excess of 70% of the then effective Commitment Limit, in each case accrued daily and payable for each three (3) calendar month period (each calendar quarter), in arrears fifteen (15) days after the last day of each calendar quarter. The amount of the unused facility fee shall be calculated each day during the period for which the fee is due using an assumed 360 day year.

(j) Section 2.7 of the Current Loan Agreement shall be deleted in its entirety and replaced with the following:

      "2.7 Adjustment of Commitment Limit or Collateral. Lender shall engage a third-party consultant, at the sole cost and expense of Borrower, to review (a) the Annual Reserve Report delivered to Lender pursuant to
      Section 6.1(c) of this Agreement and (b) the Mid-Year Reserve Report delivered to Lender Pursuant to Section 6.1(g) of this Agreement, which review shall include preparation of a price-deck established by Lender at the lesser of 65% of Base Case NPV9 Asset Value or 80% Downside Case NPV8 Asset Value for the purpose of establishing a new Borrowing Base. If Lender delivers to Borrower written notification that, in Lender's sole discretion, the new Borrowing Base does not provide sufficient collateral to support Advances up to the Commitment Limit, then the Commitment Limit shall be immediately reduced to such an amount as is supported by the adjusted Borrowing Base. Provided, however, that, in the event the Borrowing Base is reduced pursuant to this Section 2.7, Borrower may pledge additional assets as Collateral to Lender as may be necessary, in Lender's sole discretion, to support an increase in the reduced Commitment

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      Limit back to the previously agreed Commitment Limit, and the Commitment
      Limit shall be so adjusted following documentation of such pledge of additional assets as Collateral, such documentation to be determined in the reasonable discretion of Lender. Provided, further that, if the Commitment Limit has been reduced pursuant to this Section 2.7 or pursuant to Section 2.9 and in subsequent years the Annual Reserve Report or the Mid-Year Reserve Report displays a Borrowing Base that would support a Commitment Limit greater than the then-existing Commitment Limit, then the Commitment Limit shall be increased to an amount (not to exceed the maximum borrowing permissible under the Note) that, in Lender's reasonable discretion, would be supported by the information regarding the Collateral contained in such Annual Reserve Report."

(k) A new Section 2.12 shall be added to the Current Loan Agreement that reads as follows:

      "2.12 Commitment Limit Redetermination Requests. No more than one time in each of the Borrower's fiscal year, the Borrower may send a written request to the Lender to request an increase in the Commitment Limit (a "Redetermination Request"). Each Redetermination Request shall include the amount of the requested increase in the Commitment Limit, reasonable detail regarding the need for such increase in the Commitment Limit and information regarding the Borrowing Base necessary to support the requested increased Commitment Limit. Upon receipt of a Redetermination Request, the Lender shall negotiate with Borrower in good faith regarding the terms and conditions of such increase, provided, however, that it shall be in the Lender's sole and absolute discretion whether to increase the Commitment Limit pursuant to any Redetermination Request. Upon resolution of the requested increase in the Commitment Limit pursuant to a Redetermination Request, the Borrower shall pay to the Lender an amount equal to the Borrowing Base Redetermination Fee, if any."

(l) A new Section 2.2(c) shall be added to the Current Loan Agreement that reads as follows:

      "(c) Each Request for an Advance delivered to the Lender pursuant to
      Section 2.2(a) above shall include a notification to the Lender if the Borrower intends all or any portion of the Advance to be subject to a Selected LIBOR specifically indicating which Selected LIBOR will apply. Each such interest rate election shall be irrevocable and shall specify
      (i) the Advances to which such interest rate election applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Advance, and (ii) the effective date of the election made pursuant to such interest rate election. Notwithstanding the foregoing, the Borrower acknowledges and agrees that no more than three separate tranches of Advances may be outstanding under any Selected LIBOR. If there are more than three separate tranches of LIBOR Advances outstanding when a Request for Advance is delivered or if no interest rate election is included in a Request for Advance, all Advances made pursuant to such Request for and Advance shall be made at the Prime Rate."


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(m) The following definitions shall be added to Section 8.1 of the Current Loan
Agreement:

            "EBITDAX" means during the period of determination, the amount of earnings before deduction of Interest Expense and income taxes, depreciation, amortization expense, accretion expense, exploration expenditures and costs, FAS 133 non-cash income and expense, and other non-cash gains and losses such as those originated through asset sales.

            "Accrued Facility Interest Expense and Fees" means during the period of determination, all accrued interest expense, fees and other amounts payable by Borrower to Lender pursuant to this Agreement or any related documents.


(n) A new Section 8.6 shall be added to the Current Loan Agreement that reads as follows:

            "8.6 EBITDAX to Expenses/Fees Ratio. Borrower shall maintain a ratio of (a) EBITDAX to (b) Accrued Facility Interest Expense and Fees of no less than 3.50, calculated at the end of each fiscal quarter.

It is the intent of this Amendment that the obligations of the Borrower under the Loan Agreement as amended hereby shall be entitled to the benefits and collateral security under the Deed of Trust as fully as if such obligations had been incurred under the Current Loan Agreement as originally in effect.

            Section 3. Third Party Costs and Expenses. All reasonable third party costs and expenses of Lender related to or arising from the increase of the Commitment Limit and the amendment to the Loan Documents, including, without limitation, any and all legal fees, valuations, reviews, surveys, reports, filings and recordation fees, shall be the sole responsibility of Borrower, and shall be payable to Lender upon demand, and if not so paid, shall become part of the Obligation (as defined in the Current Loan Agreement) and shall bear interest at the Default Rate beginning on the date demand for payment is made by Lender until the date paid by Borrower.

            Section 4. Threshold Borrowing Base Fee. Notwithstanding anything herein to the contrary, the Borrower shall not be obligated to pay to the Lender a Threshold Borrowing Base Fee with respect to the increase of the Commitment Limit from $20,000,000 to $30,000,000 pursuant to this Amendment and related documents.

            Section 5. Representations and Warranties. The Borrower hereby represents and warrants that the representations and warranties made by it in the Current Loan Agreement are true and complete on and as of the date hereof as if made on and as of the date hereof.

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            Section 6. Covenants. The Borrower hereby covenants and agrees to perform each and every duty and obligation of the Borrower contained in the Loan Agreement as amended by this Amendment.

            Section 7. Effectiveness. This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Borrower. Except as herein provided, the Current Loan Agreement shall remain unchanged and in full force and effect.

            Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

                           [Signature Page Follows]


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            IN WITNESS WHEREOF, this Amendment #2 has been duly executed by the parties hereto as of the day and year first above written.

                                    BORROWER:

                                    SYNERGY RESOURCES CORPORATON, a Colorado corporation


                                    By: /s/ William E. Scaff, Jr. __
                                        ----------------------------
                                    Name: William E. Scaff, Jr.
                                    Title: Vice President, Secretary and
                                            Treasurer


AGREED TO AND ACCEPTED:

COMMUNITY BANKS OF COLORADO, a division of NBH Bank, N.A., as Lender


By: /s/ Sarah E. Burchett
    --------------------------
   Name: Sarah E. Burchett
   Title: Vice President